                                   EXHIBIT 10.19
                FORM OF SEVERANCE PAY AGREEMENT ENTERED INTO BETWEEN INTERWEST BANK AND STEPHEN M. WALDEN, H. GLENN MOUW,
                       CLARK W. DONNELL AND KENNETH G. HULETT

                              SEVERANCE PAY AGREEMENT


1.     Employer:     InterWest Bank   (InterWest)

2.     Employee:     ___________________________________ of InterWest Bank.

3.     Duties:       InterWest hereby agrees to continue the employment of
       Employee as an Officer of InterWest with such duties and responsibilities as may be determined from time to time by the Board of Directors and by Senior Management of InterWest, subject to the terms hereof.

4.     Successors:   This Agreement shall be binding upon InterWest and its
       Successors and Assigns.

5.     Severance Pay:   Except as provided in Paragraph 8 below, if InterWest
       terminates Employee, Employee shall be entitled to receive Severance Pay as follows:

       5.1. An amount equal to three (3) weeks' total compensation for each twelve (12) months of employment by Employee with InterWest and/or its successors.

       5.2    Employee shall be entitled to a minimum of an amount equal to six
       (6) months Total Compensation, and

       5.3. The total Severance Pay compensation shall not exceed an amount equal to twelve (12) months Total Compensation.

6.     Change of Control.

       6.1. In the event of a Change of Control, during the term of Employment, Employee will be entitled to Severance Pay in an amount equal to twelve (12) months Total Compensation, provided however, Employee shall not be eligible for Severance Pay if Employee is offered substantially equivalent employment by a successor entity that includes the following:

              6.1.1  Comparable salary and benefits, and

              6.1.2. A comparable position of authority and responsibility, and

       6.1.3. Does not require Employee to relocate beyond a reasonable commuting distance, which distance may, but need not be, established by InterWest as a matter of policy, and

       6.1.4. The Employee is not permanently terminated by such successor entity within one (1) year following such Change of Control.

       6.2 For the purposes of this Agreement, the term "Change of Control" shall mean the acquisition of InterWest, or a substantial part thereof, by another company; the merger of InterWest into another company with the other company surviving; the sale of substantially all of the assets of InterWest to another company; or a hostile acquisition of substantially all of the stock of InterWest. For purposes of Change of Control, the term InterWest includes InterWest Bank and its holding company, InterWest Bancorp.

7.     Other Benefits.      The Severance Pay Compensation provided herein shall
       be the exclusive provision regarding Severance Pay, but shall be in addition to other benefits to which Employee may otherwise be entitled.

8.     Termination:         Employee shall not be entitled to Severance Pay if
       the Employment is terminated for any of the following reasons:

       8.1.   Employee may terminate employment upon thirty (30) days' notice.

       8.2. Employee shall not be entitled to any Severance Pay if Employee's employment is terminated during the first ninety (90) days of employment with InterWest.

       8.3. InterWest may terminate Employee immediately without advance notice for gross misconduct, which includes, but is not limited to, drunkenness on the job; the use, sale or possession of illegal drugs on the property of the Bank or its subsidiaries; dishonesty; insubordination or willful failure to discharge assigned duties; harassment of fellow employees or customers of the Bank; violation of the conflict of interest policy of the Bank or its subsidiaries; fighting or assault; theft; possession of unauthorized weapons or firearms (loaded or unloaded) on the premises of the Bank or its subsidiaries; or conviction of a criminal offense.

       8.4.   The employment relationship shall terminate upon Employee's death.

       8.5. If Employee becomes totally disabled as defined in the Group Insurance Policy providing Disability Income Benefits to Employee.

       8.6. If the Employment is terminated because Employee becomes so disabled that Employee is unable to perform the material and substantial duties of the Employment position Employee then holds, even with reasonable accommodation by Employer.

9.     Definitions.

       For the purposes of this Agreement, the term "Total Compensation" shall mean Employee's base salary and, if Employee has been employed for a sufficient period of time to participate in performance bonuses, shall include such bonuses. The monthly average pay, and bonuses when applicable, for the prior twelve months shall be averaged and multiplied times the appropriate number of months to determine the Total Compensation for such term.



EMPLOYEE:                                 INTERWEST BANK
                                          By Compensation Committee of the
                                          Board of Directors:


------------------------------------      -------------------------------------
                                          Vern Sims, Chairman

Date:
     -------------------------------      -------------------------------------
                                          Clark H. Mock


                                          -------------------------------------
                                          C. Stephen Lewis


                                          -------------------------------------
                                          B. R. Beeksma